Exhibit 99.1

News Release

Trustmark Corporation Completes Merger
with BancTrust Financial Group, Inc.

JACKSON, Mississippi – February 15, 2013 – Trustmark Corporation (NASDAQ:TRMK) (“Trustmark”) today announced the completion of its merger with Mobile, Alabama-based BancTrust Financial Group, Inc., effective as of the close of business on February 15, 2013, as well as the merger of BankTrust with and into Trustmark National Bank.

Gerard R. Host, President and CEO of Trustmark, stated, “We are delighted to expand the Trustmark franchise across Alabama, including the attractive Mobile, Montgomery and Selma markets, as well as strengthening our franchise along the Florida Panhandle.  After months of anticipation and planning, we are excited to welcome our newest clients and associates to the Trustmark family.  We have dedicated significant time and resources in preparation for the merger to ensure a seamless transition and integration process and will be communicating directly with each customer with detailed information about the transition of their accounts to Trustmark.  At this time, BankTrust customers should continue to conduct their banking business as usual, using existing branches, checks and ATM or debit cards until the completion of system changes during the weekend of March 23-24.  Beginning March 25, 2013, BankTrust customers will have an expanded offering of products and services, as well as the convenience provided by more than 170 additional Trustmark banking centers in Florida, Mississippi, Tennessee and Texas.”

Subject to the terms of the merger agreement with BancTrust dated May 28, 2012, Trustmark will issue approximately 2.25 million shares of its common stock for all issued and outstanding shares of BancTrust common stock, with holders of BancTrust common stock receiving 0.125 shares of Trustmark common stock for each share of BancTrust common stock that they owned.  BancTrust’s registered shareholders will receive a letter of instructions describing the procedure for exchanging their certificates.

In connection with the merger, Trustmark today completed the purchase of BancTrust’s 50,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”), along with the Warrant associated with the Preferred Stock, from the U.S. Department of Treasury.

Additional Information

Trustmark Corporation is a financial services company providing banking and financial solutions through approximately 220 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of the European financial crisis on the U.S. economy and the markets we serve, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, the ability to maintain relationships with customers, employees and suppliers as well as the ability to successfully integrate the business and realize cost savings and any other synergies from the BancTrust merger as well as the risk that the credit ratings of the combined company or its subsidiaries may be different from what Trustmark expects and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979